SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                           THE SECURITIES ACT OF 1934


Date of Report:  April 18, 1997             Commission file number 1-5805
                --------------                                     ------



                        THE CHASE MANHATTAN CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                                              13-2624428
(State or other jurisdiciton                             (I.R.S. Employer
 of incorporation)                                        Indentification No.)



     270 Park Avenue, New York, NY                               10017
(Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code (212) 270-6000

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Item 5. Other Events
--------------------

     On April 15, 1997, The Chase Manhattan Corporation (the "Corporation") reported net income of $927 million, including merger-related restructuring costs, compared with a loss of $89 million in the 1996 first quarter (which included the merger-related charge of $1.026 billion). On an operating basis, net income in the 1997 first quarter was $946 million, compared with $867 million in the 1996 first quarter.

     In connection with reporting its 1997 first quarter results, management of the Corporation reaffirmed its operating performance targets for 1997. These include: (i) annual growth in operating earnings per share of 15%; (ii) return on average common equity of 19%; (iii) an efficiency ratio of 54%-55%; (iv) annual operating revenue growth of 6%-8%; (v) annual growth in underlying operating non-interest expense (that is, operating non-interest expense before giving effect to any merger-related cost savings) of 5%-6%; (vi) incremental merger savings of approximately $635-$680 million; and (vii) substantial completion of its previously announced common stock buy-back program.


     With respect to credit quality, management stated that it expected credit card net charge-offs to increase in the second quarter of 1997 and to decline thereafter. Management also indicated that it currently projected credit card net charge-offs, as a percentage of average managed credit card receivables, to be approximately 5.6% for full year 1997.

     With respect to capital policies, management indicated that it intended to redeem certain series of preferred stock which become callable in the second quarter of the year. Finally, management indicated that it had taken actions to reduce the Corporation's interest rate sensitivity, and that as of March 31, 1997, the Corporation's earnings at risk to an immediate 100 basis point rise in interest rates is estimated to be approximately 2% of the Corporation's projected after-tax net income. An immediate 100 basis point rise in interest rates is an hypothetical rate scenario, used to measure risk, and does not necessarily represent management's current view of future market developments.

     A copy of the Corporation's press release is attached as an exhibit hereto. That press release and this Current Report on Form 8-K contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and the Corporation's actual results may differ materially from those set forth in such forward-looking statements. Factors that would affect the prospects of the Corporation's business are discussed in the Annual Report to Stockholders on Form 10-K for the year ended December 31, 1996.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


The following exhibits are filed with this report:


Exhibit Number                                   Description
--------------                                   -----------

    99.1                          Press Release - 1997 First Quarter Earnings.


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                                   SIGNATURE



Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.









                                               THE CHASE MANHATTAN CORPORATION
                                                        (Registrant)




Dated April 18, 1997                            by   /s/JOSEPH L. SCLAFANI
      --------------                               ------------------------
                                                   Joseph L. Sclafani
                                                   Controller
                                                  [Principal Accounting Officer]


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                                 EXHIBIT INDEX



Exhibit Number                    Description             Page at Which Located
--------------                    -----------             ---------------------

    99.1               Press Release - 1997 First
                                       Quarter Earnings             6





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